Exhibit 99.1

5321 Corporate Boulevard

Baton Rouge, LA 70808

Lamar Advertising Company Announces

Fourth Quarter and Year End 2014 Operating Results

Three Month Results As Reported Daily Revenue Recognition

• Net revenue increased 5.1% to $336.7 million

• Adjusted EBITDA increased 3.8% to $150.6 million

Three Month Results Pro Forma Monthly Revenue Recognition

• Pro forma adjusted net revenue increased 4.4% to $329.2 million

• Pro forma adjusted EBITDA increased 3.5% to $143.1 million

Baton Rouge, LA – February 25, 2015 - Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the fourth quarter and year ended December 31, 2014.

“We are pleased with our fourth quarter results, particularly the acceleration in our billing,” said Lamar chief executive, Sean Reilly. “We are also pleased with our 2015 first quarter revenue pacings to date. Last year we completed our REIT conversion and delivered full-year AFFO of $4.08 per share, the midpoint of our previously provided guidance.”

Fourth Quarter Highlights

• Same-unit digital billing grew 4.4% • Local sales on billboards increased 4.2% • Pro forma monthly analog poster revenue grew 4% • Paid quarterly dividend of $0.84 per share

Fourth Quarter Results

Lamar reported net revenues of $336.7 million for the fourth quarter of 2014 versus $320.4 million for the fourth quarter of 2013, a 5.1% increase. Operating income for the fourth quarter of 2014 was $88.5 million as compared to $63.8 million for the same period in 2013. Lamar recognized net income of $207.9 million for the fourth quarter of 2014 compared to net income of $10.2 million for same period in 2013. The increase in net income reflects a one time income tax benefit of $120.1 million related to the write off of a substantial portion of the Company’s deferred tax liabilities as a result of its conversion to a real estate investment trust. Net income per basic and diluted share was $2.18 per share and $0.11 per share for the three months ended December 31, 2014 and 2013, respectively.

Adjusted EBITDA for the fourth quarter of 2014 was $150.6 million versus $145.0 million for the fourth quarter of 2013, a 3.8% increase.

Free Cash Flow for the fourth quarter of 2014 was $100.2 million as compared to $85.0 million for the same period in 2013, a 17.9% increase.

For the fourth quarter of 2014, Funds From Operations, or FFO, was $136.8 million versus $86.0 million for the same period of 2013, an increase of 59.1%. Adjusted Funds From Operations, or AFFO, for fourth quarter of 2014 was $117.3 million compared to $99.0 million for the same period in 2013, an 18.5% increase. Diluted AFFO per share, was $1.23 per share and $1.04 per share for the three months ended December 31, 2014 and 2013, respectively.

Q4 Pro Forma Results

Pro forma adjusted net revenue for the fourth quarter of 2014 (recognized on a monthly basis) was $329.2 million. This reflects a 4.4% increase over pro forma adjusted net revenue for the fourth quarter of 2013. Pro forma adjusted EBITDA increased 3.5% as compared to pro forma adjusted EBITDA for the fourth quarter of 2013. Pro forma adjusted net revenue and pro forma adjusted EBITDA include adjustments to the 2013 period for acquisitions and divestitures for the same time frame as actually owned in the 2014 period. Pro forma adjusted net revenue and pro forma adjusted EBITDA in the 2013 period and adjusted net revenue and Adjusted EBITDA in the 2014 period have been adjusted to reflect revenue recognition on a monthly basis over the term of each advertising contract. See “Reconciliation of Reported Basis to Pro Forma Basis”, which provides reconciliations to GAAP for adjusted and pro forma measures.

Twelve Months Results

Lamar reported net revenues of $1.29 billion for the twelve months ended December 31, 2014 versus $1.25 billion for the same period in 2013, a 3.3% increase. Operating income for the twelve months ended December 31, 2014 was $278.7 million as compared to $223.4 million for the same period in 2013. Adjusted EBITDA for the twelve months ended December 31, 2014 was $558.0 million versus $545.1 million for the same period in 2013, a 2.4% increase. In addition, Lamar recognized net income of $253.5 million for the twelve months ended December 31, 2014 as compared to net income of $40.1 million for the same period in 2013. The increase in net income reflects a one time income tax benefit of $120.1 million related to the write off of a substantial portion of the Company’s deferred tax liabilities as a result of its conversion to a real estate investment trust. Net income per basic and diluted share was $2.66 per share and $0.42 per share for the twelve months ended December 31, 2014 and 2013, respectively.

Free Cash Flow for the twelve months ended December 31, 2014 increased 11.2% to $337.7 million as compared to $303.6 million for the same period in 2013.

For the twelve months ended December 31, 2014, FFO was $372.7 million versus $322.5 million for the same period of 2013, a 15.6% increase and AFFO for the twelve months ended December 31, 2014 was $388.5 million compared to $346.2 million for the same period in 2013, a 12.2% increase. Diluted AFFO per share increased to $4.08 per share as compared to $3.65 per share in the comparable period in 2013.

Please refer to “Use of Non GAAP Financial Measures” for definitions of Adjusted EBITDA, Free Cash Flow, Funds From Operations, Adjusted Funds From Operations, Diluted AFFO per share and outdoor operating income. For additional information, including reconciliations to GAAP measures, please refer to the unaudited selected financial information and supplemental schedules.

Liquidity

As of December 31, 2014, Lamar had $354.2 million in total liquidity that consisted of $328.2 million available for borrowing under its revolving senior credit facility and approximately $26.0 million in cash and cash equivalents.

Recent Events

Distributions. On December 30, 2014, Lamar made its third quarterly dividend distribution of $0.84 per share, or a total of approximately $80.2 million, to common stockholders of record on December 22, 2014. For the year ended December 31, 2014, Lamar’s distributions to common stockholders were $2.50 per share in the aggregate.

Stock Repurchase Program. In December 2014, Lamar announced that its board of directors authorized the repurchase of up to $250 million of the Company’s Class A common stock.

REIT Conversion. As part of its reorganization to qualify as a real estate investment trust for U.S. federal income tax purposes for the taxable year commencing January 1, 2014, Lamar merged with and into its wholly owned subsidiary Lamar Advertising REIT Company on November 18, 2014.

Guidance

In connection with our conversion to a REIT, Lamar does not intend to provide quarterly pro forma revenue guidance for future periods, as it has in the past. As a REIT, we plan to provide annual guidance for Adjusted Funds From Operations, a widely recognized metric of operating performance for REITs. We anticipate AFFO for fiscal year 2015 will be between $417 million and $427 million, representing growth of approximately 7.5% to 10.0% over 2014. This equates to full year AFFO per share of $4.34 to $4.45. Projected 2015 net income will be between $243 million and $253 million, or $2.53 to $2.64 per share.

Forward Looking Statements

This press release contains forward-looking statements, including statements regarding guidance for fiscal year 2015 and sales trends. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the state of the economy and financial markets generally and the effect of the broader economy on the demand for advertising; (3) the continued popularity of outdoor advertising as an advertising medium; (4) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (5) our ability to continue to qualify as a REIT and maintain our status as a REIT; (6) the regulation of the outdoor advertising industry by federal, state and local governments; (7) the integration of companies that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (8) changes in accounting principles, policies or guidelines; (9) changes in tax laws applicable to REITs or in the interpretation of those laws; (10) our ability to renew expiring contracts at favorable rates; (11) our ability to successfully implement our digital deployment strategy; and (12) the market for our Class A common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Financial Measures

The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (GAAP): Adjusted EBITDA, Free Cash Flow, Funds From Operations, Adjusted Funds From Operations, (AFFO), Diluted AFFO per share, adjusted pro forma results and outdoor operating income. Adjusted EBITDA is defined as net income before income tax expense (benefit), interest expense (income), gain (loss) on extinguishment of debt and investments, non-cash compensation, depreciation and amortization and gain on disposition of assets. Free Cash Flow is defined as Adjusted EBITDA less interest, net of interest income and amortization of financing costs, current taxes, preferred stock dividends and total capital expenditures. Funds From Operations is defined as net income before real estate depreciation and amortization, gains or loss from disposition of real estate assets and investments and an adjustment to eliminate non-controlling interest, which is the definition used by the National Association of Real Estate Investment Trusts (NAREIT). Adjusted Funds From Operations is defined as Funds From Operations adjusted for straight-line (revenue) expense, stock-based compensation expense, non-cash tax expense (benefit), non-real estate related depreciation and amortization, amortization of deferred financing and debt issuance costs, loss on extinguishment of debt, non-recurring, infrequent or unusual losses (gains), less maintenance capital expenditures and an adjustment for non-controlling interest. Diluted AFFO per share is defined as AFFO divided by the weighted average diluted common shares outstanding. Outdoor operating income is defined as operating income before corporate expenses, non-cash compensation, depreciation and amortization and gain on disposition of assets. These measures are not intended to replace financial performance measures determined in accordance with GAAP and should not be considered alternatives to operating income, net income, cash flows from operating activities, or other GAAP figures as indicators of the Company’s financial performance or liquidity. The Company’s management believes that Adjusted EBITDA, Free Cash Flow, Funds From Operations, Adjusted Funds From Operations, Diluted AFFO per share, Adjusted pro forma results and Outdoor operating income are useful in evaluating the Company’s performance and provide investors and financial analysts a better understanding of the Company’s core operating results. The pro forma acquisition adjustments are intended to provide information that may be useful for investors when assessing period to period results. Management also deems the presentation of monthly revenue recognition useful to allow investors to see the impact of an immaterial change to its revenue recognition policy and to provide pro forma results that are comparable with prior periods and in line with the Company’s historical presentation of market guidance. Our presentation of these non-GAAP measures, including AFFO and FFO, may not be comparable to similarly titled measures used by similarly situated companies. See “Supplemental Schedules—Unaudited Reconciliation of Non-GAAP Measures” and “Supplemental Schedules—Unaudited REIT Measures and Reconciliations to GAAP Measures”, which provides a reconciliation of each of these measures to the most directly comparable GAAP measure.

Conference Call Information

A conference call will be held to discuss the Company’s operating results on Wednesday, February 25, 2015 at 8:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-334-323-0520 or 1-334-323-9871
Pass Code:	Lamar

Replay:	1-334-323-0140 or 1-877-919-4059
Pass Code:	19157472
Available through Wednesday, March 4, 2015 at 11:59 p.m. eastern time

Live Webcast:	www.lamar.com

Webcast Replay:	www.lamar.com
Available through Wednesday, March 4, 2015 at 11:59 p.m. eastern time

Company Contact:	Buster Kantrow
Director of Investor Relations
(225) 926-1000
bkantrow@lamar.com

General Information

Lamar Advertising Company is a leading outdoor advertising company currently operating over 150 outdoor advertising companies in 44 states, Canada and Puerto Rico, logo businesses in 23 states and the province of Ontario, Canada and over 60 transit advertising franchises in the United States, Canada and Puerto Rico.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013

Net revenues	$336,696	$320,352	$1,287,060	$1,245,842

Operating expenses (income)
Direct advertising expenses	115,096	109,962	453,269	436,844
General and administrative expenses	55,575	52,880	219,792	213,087
Corporate expenses	15,434	12,468	55,966	50,763
Non-cash compensation	8,133	1,829	24,120	24,936
Depreciation and amortization	55,185	81,087	258,435	300,579
Gain on disposition of assets	(1,191)	(1,710)	(3,192)	(3,804)

	248,232	256,516	1,008,390	1,022,405

Operating income	88,464	63,836	278,670	223,437

Other expense (income)
Interest income	(3)	(44)	(102)	(165)
Loss on extinguishment of debt	—	14,345	26,023	14,345
Other-than-temporary impairment of investment	—	—	4,069	—
Interest expense	24,482	34,013	105,254	146,277

	24,479	48,314	135,244	160,457

Income before income tax expense	63,985	15,522	143,426	62,980
Income tax (benefit) expense	(143,898)	5,336	(110,092)	22,841

Net income	207,883	10,186	253,518	40,139
Preferred stock dividends	92	92	365	365

Net income applicable to common stock	$207,791	$10,094	$253,153	$39,774

Earnings per share:
Basic earnings per share	$2.18	$0.11	$2.66	$0.42

Diluted earnings per share	$2.18	$0.11	$2.66	$0.42

Weighted average common shares outstanding:
- basic	95,454,224	94,697,622	95,218,083	94,387,230
- diluted	95,522,205	95,091,780	95,284,126	94,745,515
OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$150,591	$145,042	$558,033	$545,148
Interest, net	(23,325)	(30,656)	(100,375)	(131,445)
Current tax expense	(3,281)	(1,339)	(12,045)	(4,092)
Preferred stock dividends	(92)	(92)	(365)	(365)
Total capital expenditures	(23,697)	(27,973)	(107,573)	(105,650)

Free cash flow	$100,196	$84,982	$337,675	$303,596

OTHER DATA (continued):

			December 31, 2014	December 31, 2013
Selected Balance Sheet Data:
Cash and cash equivalents			$26,035	$33,212
Working capital			$47,803	$36,705
Total assets			$3,318,818	$3,401,618
Total debt (including current maturities)			$1,899,895	$1,938,802
Total stockholders’ equity			$981,466	$932,946

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
Selected Cash Flow Data:
Cash flows provided by operating activities	$149,325	$100,021	$452,529	$394,705
Cash flows used in investing activities	$(33,061)	$(34,826)	$(163,997)	$(191,869)
Cash flows used in financing activities	$(117,529)	$(213,902)	$(294,315)	$(227,195)

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
Reconciliation of Free Cash Flow to Cash Flows Provided by Operating Activities:

Cash flows provided by operating activities	$149,325	$100,021	$452,529	$394,705
Changes in operating assets and liabilities	(23,850)	14,111	(969)	20,940
Total capital expenditures	(23,697)	(27,973)	(107,573)	(105,650)
Preferred stock dividends	(92)	(92)	(365)	(365)
Other	(1,490)	(1,085)	(5,947)	(6,034)

Free cash flow	$100,196	$84,982	$337,675	$303,596

Reconciliation of Adjusted EBITDA to Net Income:
Adjusted EBITDA	$150,591	$145,042	$558,033	$545,148
Less:
Non-cash compensation	8,133	1,829	24,120	24,936
Depreciation and amortization	55,185	81,087	258,435	300,579
Gain on disposition of assets	(1,191)	(1,710)	(3,192)	(3,804)

Operating Income	88,464	63,836	278,670	223,437

Less:
Interest income	(3)	(44)	(102)	(165)
Loss on extinguishment of debt	—	14,345	26,023	14,345
Other-than-temporary impairment of investment	—	—	4,069	—
Interest expense	24,482	34,013	105,254	146,277
Income tax (benefit) expense	(143,898)	5,336	(110,092)	22,841

Net income	$207,883	$10,186	$253,518	$40,139

Capital expenditure detail by category:
Billboards - traditional	$6,765	$2,024	$25,829	$21,295
Billboards - digital	11,726	15,268	53,536	50,233
Logo	2,202	4,025	9,747	11,182
Transit	116	114	425	168
Land and buildings	1,166	3,435	8,668	9,471
Operating Equipment	1,722	3,107	9,368	13,301

Total capital expenditures	$23,697	$27,973	$107,573	$105,650

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended December 31,
	2014	2013	% Change
Reconciliation of Reported Basis to Pro Forma(a) Basis:
Net revenue (daily basis)	$336,696	$320,352	5.1%
Conversion from daily to monthly	(7,483)	(7,005)

Adjusted net revenue	$329,213	$313,347	5.1%
Acquisitions and divestitures	—	2,103

Pro forma adjusted net revenue (monthly basis)	$329,213	$315,450	4.4%

Reported direct advertising and G&A expenses	$170,671	$162,842	4.8%
Acquisitions and divestitures	—	1,865

Pro forma direct advertising and G&A expenses	$170,671	$164,707	3.6%

Outdoor operating income (daily basis)	$166,025	$157,510	5.4%
Conversion from daily to monthly	(7,483)	(7,005)

Adjusted outdoor operating income	$158,542	$150,505	5.3%
Acquisitions and divestitures	—	238

Pro forma adjusted outdoor operating income (monthly basis)	$158,542	$150,743	5.2%

Reported corporate expenses	$15,434	$12,468	23.8%
Acquisitions and divestitures	—	—

Pro forma corporate expenses	$15,434	$12,468	23.8%

Adjusted EBITDA (daily basis)	$150,591	$145,042	3.8%
Conversion from daily to monthly	(7,483)	(7,005)

Adjusted EBITDA (monthly basis)	$143,108	$138,037	3.7%
Acquisitions and divestitures	—	238

Pro forma adjusted EBITDA (monthly basis)	$143,108	$138,275	3.5%

(a)	Pro forma adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and Adjusted EBITDA include adjustments to 2013 for acquisitions and divestitures for the same time frame as actually owned in 2014. Pro forma adjusted net revenue, outdoor operating income and Adjusted EBITDA have also been adjusted to reflect revenue recognition on a monthly basis in both the 2013 and 2014 periods.

	Three months ended December 31,
	2014	2013
Reconciliation of Outdoor Operating Income to Operating Income:
Outdoor operating income	$166,025	$157,510
Less: Corporate expenses	15,434	12,468
Non-cash compensation	8,133	1,829
Depreciation and amortization	55,185	81,087
Plus: Gain on disposition of assets	1,191	1,710

Operating income	$88,464	$63,836

SUPPLEMENTAL SCHEDULES

UNAUDITED REIT MEASURES

AND RECONCILIATIONS TO GAAP MEASURES

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Adjusted Funds From Operations

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013

Net income	$207,883	$10,186	$253,518	$40,139
Depreciation and amortization related to advertising structures	50,533	76,256	241,294	283,424
Gain from disposition of real estate assets	(1,762)	(575)	(2,681)	(1,949)
One time adjustment to taxes related to REIT conversion	(120,081)	—	(120,081)	—
Adjustment for minority interest – consolidated affiliates	264	125	695	915

Funds From Operations	$136,837	$85,992	$372,745	$322,529

Straight-line expense	(472)	(163)	(841)	(1,212)
Stock-based compensation expense	8,133	1,829	24,120	24,936
Non-cash tax (benefit) expense	(27,098)	3,997	(2,056)	18,749
Non-real estate related depreciation and amortization	4,652	4,831	17,141	17,155
Amortization of deferred financing and debt issuance costs	1,154	3,313	4,777	14,667
Loss on extinguishment of debt	—	14,345	26,023	14,345
Loss from other-than-temporary impairment of investment	—	—	4,069	—
Capitalized expenditures—maintenance	(5,658)	(15,043)	(56,820)	(64,073)
Adjustment for minority interest – consolidated affiliates	(264)	(125)	(695)	(915)

Adjusted Funds From Operations	$117,284	$98,976	$388,463	$346,181

Divided by weighted average diluted shares outstanding	95,522,205	95,091,780	95,284,126	94,745,515

Diluted AFFO per share	$1.23	$1.04	$4.08	$3.65

SUPPLEMENTAL SCHEDULES

UNAUDITED REIT MEASURES

AND RECONCILIATIONS TO GAAP MEASURES

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Projected Adjusted Funds From Operations

	Year ended December 31, 2015
	Low	High

Net income	$243,000	$253,000
Depreciation and amortization related to advertising structures	186,000	186,000
Gain from disposal of real estate assets	(3,000)	(3,000)
Adjustment for minority interest - consolidated affiliates	900	900

Funds From Operations	$426,900	$436,900

Straight-line expense	1,000	1,000
Stock-based compensation expense	25,000	25,000
Non-cash tax (benefit) expense	(1,000)	(1,000)
Non-real estate related depreciation and amortization	16,000	16,000
Amortization of debt issuance fees	5,000	5,000
Capitalized expenditures—maintenance	(55,000)	(55,000)
Adjustment for minority interest - consolidated affiliates	(900)	(900)

Adjusted Funds From Operations	$417,000	$427,000

Weighted average diluted shares outstanding (1)	96,000,000	96,000,000

Diluted earnings per share	$2.53	$2.64

Diluted AFFO per share	$4.34	$4.45

(1)	The weighted average diluted shares outstanding does not assume the repurchase of shares under the Company’s previously announced stock repurchase program, which may be made from time to time by the Company’s management based on its evaluation of market conditions and other factors.

The guidance provided above is based on a number of assumptions that management believes to be reasonable and reflect our expectations as of February 2015. Actual results may differ materially from these estimates as a result of various factors, and we refer to the cautionary language regarding “forward looking” statements included in the press release when considering this information.